EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025, 333-88451, 333-52162, 333-52166 and 333-74820) and Forms S-3 (Nos. 333-14549, 333-23193, 333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and 333-84017) of Talk America Holdings, Inc. and its Subsidiaries of our report dated February 3, 2004, except for Note 14, as to which date is February 27, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 11, 2004